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                                                                   EXHIBIT 10.11


                       AIRTECH INTERNATIONAL GROUP, INC.
                             Distributor Agreement

This Agreement made on this date of February 19, 2001, by and between Airtech International Group, Inc., having its principal place of business at 15400 Knoll Trail, Suite 200, Dallas, Texas, 75248, ("AIRTECH INTERNATIONAL GROUP, INC." or "Airtech") herein, and W & B Service Co. Inc. having its principal place of business in Dallas Texas, ("Distributor") herein, individually a "Party" and collectively the "Parties" herein, mutually agree as follows:

1. Relationship

     AIRTECH INTERNATIONAL GROUP, INC. grants and the Distributor accepts:

     1.1. The right to purchase AIRTECH INTERNATIONAL GROUP, INC's. Commercial Products brand name labeled as "Airsopure" to include Model S-999, Model S-12, Model S-14, Model S-18 and Model "Titan III" directly from AIRTECH INTERNATIONAL GROUP, INC., at the price and terms outlined in the most current published AIRTECH INTERNATIONAL GROUP, INC. Distributor price pages a current copy attached as Exhibit "A".

     1.2 The right to stock, display, promote and aggressively sell the Products to customers who are within the distributor's normal marketing area. Subject to existing agreements as shown in attachment "Exhibit B".

2. Distributor Duties and Obligations

     The Distributor shall:

     2.1. Arrange for Airtech training for Distributor owners, sales managers, sales staff, sales associates and technical staff to occur within 45 days of signing this Agreement.

     2.2. Develop and implement a proactive business plan, which Distributor and Airtech International Group, Inc. will agree upon. This plan will involve exposing the opportunity to the 5,000 client base of Distributor.

     2.3. Sign up sub-distributors and manufacturers representatives to sell Products, using Airtech approved agreements..

     2.4. Actively promote the Products to potential customers through periodic mailings, promotions or other accepted marketing practices.

     2.5. Represent and sell Airsopure air-filtration and purification products in your territory

     2.6. Assign the responsibility for the success of the Products to at least one sales person who will be the specialist and champion for these products.
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     2.7.  Maintain a reasonable inventory of the Products including replacement filters, to facilitate customer satisfaction.

     2.8. Not sell products for shipment outside of the United States or designated territory without prior approval of Airtech.

     2.9. Comply with all federal, state, and local laws, regulations, statues, etc., affecting the performance of business and this Agreement.

     2.10. Follow up all leads to the disposition phase. This includes any and all leads referred by Airtech International Group, Inc.

     2.11. Keep copies of lead dispositions for review by Airtech International Group, Inc.


3. AIRTECH INTERNATIONAL GROUP, INC. Duties and Responsibilities

     AIRTECH INTERNATIONAL GROUP, INC. shall:

     3.1. Support the distributor efforts through various marketing initiatives, Product brochures, Product trend and technology correspondence, in-house training and other efforts deemed beneficial to the growth of the distributor business.

     3.2. Furnish reasonable quantities of brochures and other support and marketing materials at cost.

     3.3. Provide technical and sales training and field sales support as required.

     3.4. Maintain reasonable levels of standard Product stock to facilitate prompt deliveries.

     3.5. Keep abreast of market and Product trends and inform the distributor of new opportunities.

     3.6. Notify Distributor of policy, pricing and other changes or practices that may affect business, markets and the customer, etc., sixty (60) days prior to the change, whenever practical.

     3.7. Comply with all applicable federal, state and local laws, regulations, statute, etc., affecting the performance of business and this Agreement.

4. Cost and Expenses

     Each party shall be solely responsible for all costs and expenses incurred by it in performing its duties under this Agreement, including, but not limited to, salaries, employee commissions, advertisements, promotions, travel, delays, etc., unless otherwise stated and agreed to by all parties involved.

5. Patents and Trademarks
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     Distributor agrees not to contest the validity of any licenses, patents, trademarks and/or rights thereto now or hereafter used or claimed by AIRTECH INTERNATIONAL GROUP, INC. and to notify AIRTECH INTERNATIONAL GROUP, INC. promptly of any infringement thereof by others whenever such acts come to the attention of the Distributor. Distributor agrees that all information concerning the products and marketing tools of Airtech are the Confidential Information of Airtech and they agree to treat them as Confidential Information and used only for sales/marketing purposes. Distributor also agrees to disclose Confidential Information only to those employees, agents and sales contacts reasonably requiring same and only for the above described purpose. The Distributor will apprise such persons of their duty to protect such Confidential Information to the same extent the Distributor is bound hereunder


6. Indemnification

     Distributor shall defend, indemnify and hold harmless AIRTECH INTERNATIONAL GROUP, INC., its representatives, agents and employees from and against all claims, damages, losses and expenses arising out of the Distributor's sale or use of the Products.


7. Sales Territory

     7.1. The Distributor may market the Products within the geographical area considered to be the Distributor's normal marketing area, ("Sales Territory") including branch operations, unless otherwise indicated as an appendix or note to this Agreement.

     7.2.  The exclusive Sales Territory is the United States and Canada.

     7.3 The Distributor understands and accepts that other channels of distribution including the Internet or catalogues may be utilized by Airtech International Group, Inc. for the sale of Products within the same Sales Territory, The sales territory will be the exclusive territories of the Distributor, Airtech may engage additional distributors for this Territory only as sub-distributors under the direction of Distributor.

     7.4 Airtech International Group, Inc. may expand Distributor's Sales Territory based on area potentials, previous agreements, marketing policy, and the effectiveness of current distributors. The Distributor will not participate in the sales efforts of other channels of distribution, or receive commission or payments of any kind from sales to or by other channels of distribution.

     7.5 The Distributor may sell Airtech Products through the Internet, and may not use catalogues or direct sales efforts outside of the Sales Territory. The sub-distributors set up by Distributor may not sell Airtech Products through Internet web sites, within sub distributor territory, nor use catalogues or direct sales, outside their sub-territory.


8. Performance Expectations

     8.1. A three year goal for net purchases of these Products, expected of and agreed to by the Distributor, is as follows, the Parties agree that the goals are for the sales
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           territory, the Parties further agree that these goals are subject to adjustment if surrounding or similar territories are selling more than the goals herein (on a per-capita basis) and/or other distribution channels have exceeded the goals. The Parties agree that any increase in goals is due to the territory granted to the Distributor. If the Parties do not agree on adjusted goals, then the Parties agree to an average of the three (3) goals decided by (1) a Airtech distributor chosen by mutual agreement and (2) one each of Airtech distributors chosen by each Party. Further, these revised goals may be different for each separate sub-sales territory, and/or each product group (consumer or commercial) and/or by individual product.

                        Total                       12 months ended
           --------------------------------------------------------
           Purchases of   $4,000,000                  March 31, 2002
           Purchases of   $6,000,000                  March 31, 2003
           Purchases of   $8,000,000                  March 31, 2004


     8.2 The Distributor understands and accepts that if these agreed upon goals or revised goals and/or sub goals by sub-sales territory are not achieved, and it is determined by Airtech at its sole discretion that the Distributor has not implemented the actions required to achieve these goals, the following actions may be taken:

           a) This Agreement as to the non performing Sales Territory may be terminated by Airtech International Group, Inc. (see 9.2, c.).

           b) This Agreement will continue and additional distributors or distribution channels may be established within the Sales Territory.

           c) Taking any action or failure to take any action allowed under this Agreement does not restrict Airtech from taking or not taking any action in the future. It is not required for the three years to conclude in order to invoke this paragraph.


9. Term and Termination

     9.1. This Agreement shall be binding for a period of three years from the date of execution and shall automatically renew and extend for consecutive one year terms if notification to the contrary is not given thirty (30) days before the anniversary date.

     9.2.  This Agreement may be terminated or modified as follows:

           a) Prior to the end of the three-year period by either party without cause, and without time to cure, upon ninety (90) days written notice to the other party.

           b) Immediately by AIRTECH INTERNATIONAL GROUP, INC. upon written notice to Distributor in the event Distributor is adjudicated as bankrupt, becomes insolvent or makes an assignment for the benefit of creditors or if a principal owner is convicted of a felony that would adversely reflect on Airtech.

           c) By either party upon sixty (60) days written notice if the other party is in material breach of any of the terms of this Agreement or any joint business plans or Distributor's failure to reach agreed upon market penetration goals
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              measured by annual purchases of AIRTECH INTERNATIONAL GROUP, INC.
              products.

           d) In the event of termination of this Agreement by either party, AIRTECH INTERNATIONAL GROUP, INC. shall have the option to repurchase all Products purchased hereunder of current design, unused and in saleable condition, which are in Distributor's inventory at the time of termination. If the termination is by AIRTECH INTERNATIONAL GROUP, INC., AIRTECH INTERNATIONAL GROUP, INC. shall pay the original purchase price as substantiated by the invoice or, if an invoice is unavailable, the published price prevailing at the time of manufacture. If the termination is by the Distributor, a handling charge of fifteen percent (15%) shall be deducted from the purchase price.

           e) Upon termination, Distributor shall return all books and records of Airtech International Group, Inc. to Dallas headquarters via prepaid freight.


10.  Additional Provisions

     10.1.  Changes in Design. AIRTECH INTERNATIONAL GROUP, INC. may make
            -----------------
            reasonable changes of any kind without notice and deliver revised designs or models of the Products against any order accepted by AIRTECH INTERNATIONAL GROUP, INC. AIRTECH INTERNATIONAL GROUP, INC. will not be responsible to the Distributor in any way for any inventory in the Distributor's possession of prior models of the Product or manufactured under prior design or specifications.

     10.2.  Force Majeure. AIRTECH INTERNATIONAL GROUP, INC.and Distributor
            -------------
            shall not be liable for any delay in the delivery or sale of any Products if such delay is due to any cause beyond the reasonable control of AIRTECH INTERNATIONAL GROUP, INC. or Distributor. In the event of any such delay, the dates for performance by AIRTECH INTERNATIONAL GROUP, INC. or Distributor shall be extended for a period equal to the time lost by reason of such delay.

     10.3.  Distributor Not Agent.  Distributor is an independent contractor and
            ---------------------
            shall not be considered in any respect an agent or representative of AIRTECH INTERNATIONAL GROUP, INC. and the Distributor shall not represent or hold out itself or its agents or representatives as the agents or representatives of AIRTECH INTERNATIONAL GROUP, INC., nor shall it allow others to do so.

     10.4.  Assignability.  This Agreement may not be assigned or otherwise
            -------------
            transferred by the Distributor without prior written consent by AIRTECH INTERNATIONAL GROUP, INC. Any purported attempt to assign or transfer this Agreement without AIRTECH INTERNATIONAL GROUP, INC.'s prior written consent shall be null and void and shall, at Airtech International Group, Inc.'s option immediately terminate this Agreement.

     10.5.  Confidentiality. The Parties agree to concurrently enter into a
            ---------------
            binding Confidentiality Agreement.
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     10.6.  Change in Control.  Transfer of a controlling interest in
            -----------------
            Distributor to a party not in control at the time of execution of this Agreement shall be deemed an assignment without Airtech International Group, Inc.'s consent.

     10.7.  Use of Trade Name. The Distributor shall not use in it's corporate,
            -----------------
            firm or individual name, or allow to be used by others in their corporate, firm or individual names, insofar as the Distributor has any power to prevent such use, the words Airtech International Group, Inc., Airsopure, and/or any other name, logo or trademark adopted by AIRTECH INTERNATIONAL GROUP, INC. for products or service or any words or names or combinations of words or names closely resembling any of them, without Airtech permission, which is hereby given. Airtech reserves the right to request that the words AIRSOPURE be removed from the Distributor's trade name at its sole discretion.

     10.8.  Warranty.  The warranty for the Products is set forth in the Product
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            Literature and Installation, Operation and Maintenance manuals.

            THE WARRANTY SET FORTH IN THE PRODUCT LITERATURE AND INSTALLATION, OPERATION AND MAINTENANCE MANUALS CONSTITUTES THE ENTIRE WARRANTY OF AIRTECH INTERNATIONAL GROUP, INC. WITH RESPECT TO THE PRODUCTS SOLD HEREUNDER AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY AGAINST INFRINGEMENT, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED. DISTRIBUTOR SHALL NOT CHARGE AIRTECH INTERNATIONAL GROUP, INC. FOR ANY WARRANTY LABOR.

     10.9.  Disclaimers. IN NO EVENT SHALL AIRTECH INTERNATIONAL GROUP, INC. BE
            -----------
            LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR ANY PURCHASE ORDER ISSUED HEREUNDER, OR THE USE OR PERFORMANCE OF THE PRODUCTS SOLD HEREUNDER, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE.

     10.10. Notices. Any notice required or permitted hereunder shall be
            -------
            sufficient if sent by first-class mail, postage prepaid to the other party at the address specified herein, except that any notice of termination or other pertinent responsibilities, may be by certified mail, return receipt requested. Either party may designate a new address for the purposes of notice by certified mail, return receipt requested.

     10.11. Governing Law.  This Agreement shall be construed and the relations
            -------------
            between the parties determined in accordance with the laws of the State of Texas in the County of Dallas.

     10.12. Entire Agreement. This Agreement contains the entire agreement
            ----------------
            between the parties and supersedes all prior agreements, representations, promises and understandings, whether written or oral, which have been made in connection with the subject matter hereof. Any terms and conditions on any purchase order or other document issued by the Distributor shall be inapplicable to any sale of Products pursuant to this Agreement.

     10.13. Binding Effect. This Agreement shall be binding upon, inure to the
            --------------
            benefit of, and be enforceable by and against the parties hereto and their respective heirs, successors, personal representatives, legal representatives and assigns.

     10.14. Captions.  The headings used in this Agreement are for illustrative
            --------
            purposes only, the wording in the paragraphs will control.

     10.15. Arbitration. The Parties agree to submit any disputes arising from
            -----------
            this Agreement to binding Arbitration in lieu of other legal means of resolutions. The Parties agree that the Arbitration will be held in Dallas Texas under the control of the American Arbitration Association or equivalent, if not available.

ACCEPTED BY: (DISTRIBUTOR) on date first written above.
W & B Service Co. Inc.


Mr. Samuel S. McKenney
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Print or Type Name                          Title
/s/ Steve McKenney                        2-19-01
-------------------------------------------------
Signature, President       Date

Notice to:



APPROVED BY: AIRTECH INTERNATIONAL GROUP, INC. on date first written above.


C. J. Comu,                         Address for notice:
CEO                                 15400 Knoll Trail, Suite 200
                                    Dallas, Texas 75248


/s/ C.J. Comu            2-19-01
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Signature                  Date